Exhibit 99.1

For Release:	April 19, 2007
Media Contact:	Bethany Sherman, NASDAQ 212.401.8714
Investor Contact:	Vincent Palmiere, NASDAQ 212.401.8742

NASDAQ ANNOUNCES FIRST QUARTER 2007 RESULTS

- Highest Ever Reported Operating Income - Up 94.7% From Prior Year -

- Matched Market Share Reaches Record Levels –

- IPO Win Rate Highest Since 2000 -

New York, N.Y.—The Nasdaq Stock Market, Inc. (“NASDAQ®”; Nasdaq: NDAQ), today reported first quarter 2007 net income of $18.3 million, or $0.14 per diluted share, an increase of $0.3 million from $18.0 million, or $0.16 per diluted share, in the first quarter of 2006.

First quarter 2007 results include the following pre-tax items:

•	$24.9 million charge for merger and acquisition related costs associated with NASDAQ’s lapsed offer for the London Stock Exchange.
•

$10.6 million charge included in general, administrative and other expense related to a NASDAQ clearing contract. NASDAQ’s single trading platform includes functionality that enables NASDAQ to discontinue the use of services provided under the contract.

•

$7.8 million loss on foreign currency option contracts purchased to hedge the foreign exchange exposure on the acquisition bid for the London Stock Exchange. A $48.4 million gain was recorded in the fourth quarter 2006 for foreign currency option contracts. As a result NASDAQ’s cumulative gain on foreign currency contracts is approximately $40.6 million.

•	$6.5 million gain associated with NASDAQ freezing its employee pension plan and Supplemental Executive Retirement Plan (SERP), included in compensation expense.

Excluding the above items and an additional $2.1 million in other charges, net income calculated on a non-GAAP basis was $41.8 million versus $26.2 million for the first quarter 2006 and $33.0 million for the fourth quarter 2006. Non-GAAP diluted earnings per common share were $0.29 for the quarter versus $0.22 for the first quarter 2006 and $0.23 for the fourth quarter 2006.

Operating income was $81.4 million for the first quarter of 2007, an increase of $39.6 million, or 94.7%, when compared to $41.8 million for the first quarter of 2006.

Gross margin, representing total revenues less cost of revenues, was $192.1 million in the first quarter of 2007, an increase of 18.6% from $162.0 million in the year-ago period, and up 4.9% from $183.1 million reported in the fourth quarter of 2006.

NASDAQ’s Chief Executive Officer, Robert Greifeld commented, “Our first quarter results demonstrate our ability to improve profitability by focusing on the execution of our business plan. Gross margin increased for the 10th consecutive quarter and operating income reached the highest level ever recorded at NASDAQ. Share volume matched in our systems reached record highs and NASDAQ had its strongest performance in IPO listings since the height of the market in 2000. We are extremely confident in our ability to continue to grow our business and remain excited about the future.”

Recent Highlights

•	Quarterly operating income reached the highest level ever recorded for NASDAQ, increasing 94.7% from prior year and 19.5% from prior quarter.
•	For the quarter NASDAQ attracted 79.2% of all IPOs, with proceeds totaling $6.3 billion, or 67% of the $9.5 billion raised across all U.S. exchanges.
•

Achieved new market share highs in trading of U.S. listed equities. NASDAQ matched a record high 28.8% of consolidated U.S. listed equities in March. Matched market share for NYSE-listed stocks increased to 15.9% in March 2007, up from 7.7% in March 2006. Matched market share for Amex-listed stocks increased to 31.4% in March 2007, up from 23.4% in March 2006.

•

Completed the transfer of sponsorship functions for the QQQ and the BLDRS ETFs to PowerShares Capital Management. This transfer expands the distribution channels for the funds and brings greater investor access to these dynamic products.

•	Completed the migration of trading for non-NASDAQ stocks to our trading platform, effectively completing the INET integration.

2007 Outlook

NASDAQ expects the following results for the full-year 2007:

•	Net income in the range of $165.0 million to $175.0 million for the year, including the impact of all charges noted above.
•	Gross margin in the range of $755.0 million to $775.0 million.
•	Total operating expenses in the range of $390.0 million to $410.0 million.

“We’re extremely proud of our first quarter operating results,” commented NASDAQ’s Chief Financial Officer, David Warren. “By migrating trading to a single platform we’ve effectively completed the INET integration and have demonstrated our disciplined approach to integrating acquisitions. I’m pleased to say that all revenue and cost objectives identified at the time of the INET acquisition have been achieved. This success is clearly illustrated in the strong growth in operating income.”

Financial Review

Total Revenues and Gross Margin—Gross margin increased 18.6% in the first quarter to $192.1 million, up from $162.0 million in the year-ago quarter, and up 4.9% from $183.1 million reported in the fourth quarter of 2006.

Market Services

Market Services gross margin increased to $125.6 million, or 22.1%, from prior year, and increased 8.3% from prior quarter.

	Three Months Ended			% Variance from
	Mar 31 2007	Dec 31 2006	Mar 31 2006	Prior Quarter	Prior Year
	(in millions)			(in millions)
NASDAQ Market Center
Execution and trade reporting revenues	$438.3	$322.1	$286.1	36.1%	53.2%
Access services revenues	16.7	16.5	12.3	1.2%	35.8%
Tape fee revenue sharing	(6.5)	(5.7)	(5.3)	14.0%	22.6%
NASDAQ General Revenue Sharing Program	—	—	(0.1)	NM	NM

Total NASDAQ Market Center revenues	448.5	332.9	293.0	34.7%	53.1%

Cost of revenues
Liquidity rebates	(225.2)	(153.8)	(167.2)	46.4%	34.7%
Brokerage, clearance and exchange fees	(144.7)	(110.4)	(67.0)	31.1%	NM

Total cost of revenues	(369.9)	(264.2)	(234.2)	40.0%	57.9%

Gross margin from NASDAQ Market Center	78.6	68.7	58.8	14.4%	33.7%

NASDAQ Market Services Subscriptions
Proprietary revenues	19.8	19.2	7.7	3.1%	NM
Non-proprietary revenues	32.1	31.3	44.4	2.6%	(27.7)%
NASDAQ Revenue Sharing Programs	(3.1)	(2.3)	(2.9)	34.8%	6.9%
UTP Plan revenue sharing	(9.6)	(8.8)	(13.7)	9.1%	(29.9)%

Total NASDAQ Market Services Subscription revenues	39.2	39.4	35.5	(0.5)%	10.4%

Other Market Services revenues	7.8	7.9	8.6	(1.3)%	(9.3)%

Gross Margin from Market Services	$125.6	$116.0	$102.9	8.3%	22.1%

NM – Not meaningful. Denotes variances equal to or greater than 100%

•

NASDAQ Market Center gross margin increases from both prior quarter and the year-ago quarter are primarily due to increases in trade execution market share for NYSE- and AMEX-listed equities and increases in average daily trading volume. Higher access services revenues from prior year and prior quarter are due to increases in customer demand for network connectivity.

•

Market Services Subscriptions revenues increased from the year-ago quarter as less data revenue was shared under the UTP Plan. Effective February 7, 2006, NASDAQ was no longer required to share NQDS revenue, thereby reducing the amount of revenue shared with UTP Plan participants. This change is also the primary driver for the growth in proprietary revenues and the decline in non-proprietary revenues when compared to the year-ago quarter. Increases from prior quarter are primarily due to higher TotalView, NQDS, and Level 1 subscriber populations, offset somewhat by higher UTP Plan revenue sharing.

Issuer Services

During the quarter Issuer Services revenues increased 12.7% to $66.4 million from the prior year quarter and decreased 0.9% from prior quarter.

	Three Months Ended			% Variance from
	Mar 31 2007	Dec 31 2006	Mar 31 2006	Prior Quarter	Prior Year
	(in millions)			(in millions)
Corporate Client Group

Annual renewal fees	$30.7	$27.9	$25.8	10.0%	19.0%
Listing of additional shares fees	9.7	9.5	8.9	2.1%	9.0%
Initial listing fees	5.4	5.3	6.4	1.9%	(15.6)%
Corporate Client services	11.7	13.1	7.6	(10.7)%	53.9%

Total Corporate Client Group revenues	57.5	55.8	48.7	3.0%	18.1%

NASDAQ Financial Products
Licensing revenues	7.3	9.5	9.0	(23.2)%	(18.9)%
Other revenues	1.6	1.7	1.2	(5.9)%	33.3%

Total NASDAQ Financial Products revenues	8.9	11.2	10.2	(20.5)%	(12.7)%

Total Issuer Services revenues	$66.4	$67.0	$58.9	(0.9)%	12.7%

•

Corporate Client Group revenues increases from prior year are driven primarily by revised annual renewal fees introduced this quarter, and by revenues generated from recent acquisitions, which are included in the Corporate Client services line.

Increases from prior quarter are primarily driven by the revised annual fees, offset somewhat by cyclically lower Corporate Client services.

•

NASDAQ Financial Products licensing revenues decreased from the prior year and prior quarter due to a decline in licensing fees associated with options traded for NASDAQ-licensed ETFs. As previously reported, the recent outcome of two court cases impacted NASDAQ’s ability to collect licensing revenue for options traded on NASDAQ ETFs.

Total Operating Expenses

Total operating expenses decreased 7.9% to $110.7 million from $120.2 million in the year-ago quarter and decreased 3.7% from $115.0 million in the prior quarter. First quarter 2007 expenses decreased from last year primarily due to the completion of the integration of the INET acquisition, which resulted in NASDAQ migrating all trading to a single trading platform. Expenses decreased from fourth quarter 2006 primarily due to integration savings and the recording of a gain associated with freezing the employee pension plan and SERP, offset somewhat by the charge related to a NASDAQ clearing contract.

Loss on Foreign Currency Option Contracts

Included in first quarter 2007 results is a $7.8 million loss on foreign currency option contracts that NASDAQ entered into to hedge the foreign exchange exposure on the bid for the London Stock Exchange. A $48.4 million gain was recorded in the fourth quarter 2006 for foreign currency option contracts. As a result NASDAQ’s cumulative gain on foreign currency contracts is approximately $40.6 million.

Strategic Initiative Costs

Included in first quarter 2007 results is a $24.9 million charge associated with NASDAQ’s offer for the London Stock Exchange. These charges include $18.4 million of capitalized costs as of December 31, 2006 and subsequent expenses of approximately $6.5 million.

Earnings Per Share

First quarter earnings per diluted share were $0.14 versus $0.16 per diluted share in the year-ago quarter, and $0.43 in the fourth quarter of 2006. NASDAQ’s weighted average shares outstanding used to calculate diluted earnings per share was 151.8 million in the quarter versus 128.0 million in the year-ago quarter and 152.1 million in the fourth quarter 2006. The outstanding share count increased from the year-ago quarter primarily due to the issuance of approximately 18.5 million shares in equity offerings in the second quarter of 2006.

NASDAQ® is the largest electronic equity securities market in the United States. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to category-defining companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology industries. For more information about NASDAQ, visit the NASDAQ Web site at www.nasdaq.com or the NASDAQ NewsroomSM at www.nasdaqnews.com. NDAQF

Non-GAAP Information

In addition to disclosing results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), NASDAQ also discloses certain non-GAAP results of operations, including total operating expenses, operating income, net income and diluted earnings per share, that exclude certain charges that are described further in this press release and in the reconciliation table of non-GAAP to GAAP information provided at the end of this release. Management believes that this non-GAAP information provides investors with additional information to assess NASDAQ’s operating performance by excluding these costs and assists investors in comparing our operating performance to prior periods.

Management uses this non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections about our future financial results, as well as the implementation dates and benefits of certain strategic initiatives. The Nasdaq Stock Market, Inc. cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. These forward-looking statements include projections which have not been reviewed by independent auditors of NASDAQ. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ’s control. These factors include, but are not limited to, NASDAQ’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ’s annual report on Form 10-K, quarterly reports on Form 10-Q, and periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NASDAQ that the projections will prove to be correct. We undertake no obligation to release any revisions to any forward-looking statements.

The Nasdaq Stock Market, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts and other drivers)

	Three Months Ended (Unaudited)
	March 31, 2007	December 31, 2006	March 31, 2006
Revenues
Market Services	$495.5	$380.2	$337.1
Issuer Services	66.4	67.0	58.9
Other	0.1	0.1	0.2

Total revenues	562.0	447.3	396.2
Cost of revenues
Liquidity rebates	(225.2)	(153.8)	(167.2)
Brokerage, clearance and exchange fees	(144.7)	(110.4)	(67.0)

Total cost of revenues	(369.9)	(264.2)	(234.2)

Gross margin	192.1	183.1	162.0

Expenses
Compensation and benefits	44.3	51.2	48.9
Marketing and advertising	4.9	8.2	5.0
Depreciation and amortization	9.8	10.6	24.5
Professional and contract services	8.4	9.0	8.9
Computer operations and data communications	8.2	11.8	10.0
Provision for bad debts	3.5	0.7	—
Occupancy	8.9	8.5	8.0
Regulatory	6.7	—	—
General, administrative and other	16.0	7.0	6.8

Total direct expenses	110.7	107.0	112.1
Support costs from related parties, net	—	8.0	8.1

Total operating expenses	110.7	115.0	120.2

Operating income	81.4	68.1	41.8
Interest income	5.5	6.3	4.5
Interest expense	(23.5)	(24.6)	(16.4)
Dividend income	—	7.0	—
Gain (loss) on foreign currency option contracts	(7.8)	48.4	—
Strategic initiative costs	(24.9)	—	—
Minority interest	0.1	0.3	0.1

Income before income taxes	30.8	105.5	30.0
Income tax provision	12.5	42.5	12.0

Net income	$18.3	$63.0	$18.0

Net income applicable to common stockholders:
Net income	$18.3	$63.0	$18.0
Preferred stock:
Dividends declared	—	—	(0.4)
Accretion of preferred stock	—	—	(0.3)

Net income applicable to common stockholders	$18.3	$63.0	$17.3

Basic and diluted earnings per share:
Basic	$0.16	$0.56	$0.20

Diluted	$0.14	$0.43	$0.16

Weighted average common shares outstanding for earnings per share:
Basic	112.4	112.1	87.9
Diluted	151.8	152.1	128.0

Other Drivers
Average daily share volume in NASDAQ-listed securities (mn)	2,152	1,930	2,122
Matched market share in NASDAQ securities (a)	45.5%	46.5%	50.4%
Total market share in NASDAQ securities (b)	74.5%	74.0%	80.0%
Matched market share in NYSE securities (a)	15.1%	13.9%	7.0%
Total market share in NYSE securities (b)	33.6%	30.6%	22.0%
Matched market share in AMEX securities (a)	29.4%	25.3%	22.3%
Total market share in AMEX securities (b)	52.0%	48.0%	43.8%

Listings
Initial public offerings	37	51	30
Secondary offerings	50	62	69
Number of listed companies (c)	3,181	3,193	3,191

(a)	Transactions executed on NASDAQ’s systems.
(b)	Transactions executed on NASDAQ’s systems and internal trades reported to NASDAQ.
(c)	At March 31, 2007 and December 31, 2006 number of listed companies also includes separately listed ETFs.

The Nasdaq Stock Market, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2007	December 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$493.2	$322.0
Available-for-sale investments, at fair value	1,531.8	1,628.2
Receivables, net	299.2	233.3
Deferred tax assets	18.1	11.1
Other current assets	26.5	118.0

Total current assets	2,368.8	2,312.6
Property and equipment, net	61.9	65.3
Non-current deferred tax assets	100.3	97.0
Goodwill	1,028.9	1,028.7
Intangible assets, net	194.7	199.6
Other assets	12.6	13.3

Total assets	$3,767.2	$3,716.5

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$200.9	$170.7
Accrued personnel costs	25.3	55.6
Deferred revenue	161.6	56.4
Other accrued liabilities	73.3	72.1
Deferred tax liabilities	69.7	95.0
Current portion of debt obligations	10.7	10.7

Total current liabilities	541.5	460.5
Debt obligations	1,490.4	1,493.0
Non-current deferred tax liabilities	96.5	115.8
Non-current deferred revenue	96.6	90.6
Other liabilities	100.5	99.1

Total liabilities	2,325.5	2,259.0
Minority interest	—	0.1

Stockholders’ equity
Common stock	1.3	1.3
Additional paid-in capital	1,051.2	1,046.6
Common stock in treasury, at cost	(236.7)	(239.7)
Accumulated other comprehensive income	95.6	136.2
Retained earnings	530.3	513.0

Total stockholders’ equity	1,441.7	1,457.4

Total liabilities, minority interest and stockholders’ equity	$3,767.2	$3,716.5

The Nasdaq Stock Market, Inc.

Reconciliation of GAAP Earnings

(in millions, except per share amounts)

	Three Months Ended
	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
GAAP Total Operating Expenses:	$110.7	$115.0	$103.3	$134.8	$120.2
Adjustments:
Technology Review	0.7	3.3	3.4	9.9	11.9
Real Estate Consolidation	—	—	0.5	5.4	—
Workforce Reductions	1.4	1.3	0.9	2.6	1.7
Extinguishment of Credit Facility	—	—	—	20.9	—
Foreign Currency Gain	—	—	—	(8.2)	—
Pension Plan and SERP Freeze	(6.5)	—	—	—	—
Clearing Contract	10.6	—	—	—	—
Debt Issuance Costs	—	1.1	—	—	—

Non-GAAP Total Operating Expenses	$104.5	$109.3	$98.5	$104.2	$106.6

GAAP Operating Income:	$81.4	$68.1	$67.9	$36.3	$41.8
Adjustments:
Technology Review	0.7	3.3	3.4	9.9	11.9
Real Estate Consolidation	—	—	0.5	5.4	—
Workforce Reductions	1.4	1.3	0.9	2.6	1.7
Extinguishment of Credit Facility	—	—	—	20.9	—
Foreign Currency Gain	—	—	—	(8.2)	—
Pension Plan and SERP Freeze	(6.5)	—	—	—	—
Clearing Contract	10.6	—	—	—	—
Debt Issuance Costs	—	1.1	—	—	—

Non-GAAP Operating Income	$87.6	$73.8	$72.7	$66.9	$55.4

GAAP Net Income:	$18.3	$63.0	$30.2	$16.6	$18.0
Adjustments:
Technology Review	0.4	2.0	2.1	6.0	7.2
Real Estate Consolidation	—	—	0.3	3.3	—
Workforce Reductions	0.8	0.8	0.5	1.6	1.0
Extinguishment of Credit Facility	—	—	—	12.6	—
Foreign Currency Gain	—	—	—	(5.0)	—
Pension Plan and SERP Freeze	(3.9)	—	—	—	—
Clearing Contract	6.4	—	—	—	—
Debt Issuance Costs	—	0.7	—	—	—
Dividend Income		(4.2)		(5.6)
(Gain) Loss on Foreign Currency Option Contracts	4.7	(29.3)	—	—	—
Strategic Initiative Costs	15.1	—	—	—	—

Total Adjustments	23.5	(30.0)	2.9	12.9	8.2

Non-GAAP Net Income	$41.8	$33.0	$33.1	$29.5	$26.2

GAAP Earnings per Common Share:
Diluted Earnings Per Share	$0.14	$0.43	$0.22	$0.13	$0.16
Adjustments:
Total Adjustments from GAAP Net Income Above	0.15	(0.20)	0.02	0.09	0.06

Non-GAAP Diluted Earnings per Common Share	$0.29	$0.23	$0.24	$0.22	$0.22